Exhibit 99.1
CONTACT: ERIK G. BIRKERTS
Orion Energy Systems
(920) 482-1924
Victoria Paris
FD Ashton Partners
(312) 553-6715
Orion Energy Systems, Inc. Announces Fiscal 2009 First Quarter Results
PLYMOUTH, WI, August 5, 2008 — Orion Energy Systems, Inc. (NASDAQ: OESX), a leading provider of energy management systems to the commercial and industrial sectors, today announced financial results for its fiscal 2009 first quarter ended June 30, 2008.
Fiscal 2009 First Quarter Results
Revenue. Total revenue for the quarter was $16.1 million compared to $16.7 million for the fiscal 2008 first quarter, a decrease of 3.6%.
Gross Profit. Gross profit for the quarter was $5.2 million compared to $5.6 million for the fiscal 2008 first quarter, a decrease of 7.7%.
Operating Expenses. Total operating expenses for the quarter was $5.7 million compared to $4.1 million for the fiscal 2008 first quarter, an increase of 39%.
Income from Operations. Operating loss from operations for the fiscal 2009 first quarter was $(0.5) million compared to operating income of $1.5 million for the fiscal 2008 first quarter, a decrease of 133%.
Net Income. Net income for the quarter was $0.03 million, primarily the result of interest income, compared to $0.7 million for the fiscal 2008 first quarter, a decrease of 96%. Earnings per diluted share were $0.00 for the quarter compared to $0.04 for the fiscal 2008 first quarter.
Full-Year Fiscal 2009 Outlook
Orion reaffirms its revised annual revenue guidance range of 25% to 28% year-over-year revenue growth, with total revenue for fiscal 2009 forecasted to be between $101 million and $103 million. Additionally, Orion is issuing earnings per share guidance for fiscal 2009 estimated at $0.16 to $0.19 per diluted share.
“The first quarter highlighted the tension that exists between pursuing near-term growth opportunities and making the necessary investments to prepare for sustainable future growth. Results within the quarter were softer than anticipated due to increased efforts to further develop our sales organization, which resulted in more attention being diverted from closing current opportunities than originally planned. We also witnessed a lengthening of sales cycles across some customer opportunities due to the current economic environment,” commented Neal Verfuerth, CEO of Orion Energy Systems. “With that said, we have made improvements in the last several weeks, including a number of key management changes to realign the focus of our senior leadership to regain momentum and capitalize on the significant opportunity that exists for Orion and its shareholders.”
Business Highlights
•	Deployed energy management systems in 276 facilities in the first quarter of fiscal 2009, representing over 34 million square feet retrofitted, and bringing Orion’s installed base to 3,762 facilities.[1] New customer additions in the first quarter of fiscal 2009 will result in $1.1 million in annual saved energy costs and an annual reduction in indirect CO2 emissions from energy savings by over 10,000 tons. Since December 2001, the company has benefited its customers and the environment as follows:

	Cumulative From December 1, 2001
	Through June 30, 2008
High intensity fluorescent (HIF) systems sold	1,204,000
Total units sold (including HIF)	1,554,000
Customer kilowatt demand reduction	357,000
Customer kilowatt hours saved	5,215,555,000
Customer electricity costs saved	$401,598,000
Indirect carbon dioxide emission reductions from Customers’ energy savings (tons)	3,554,000	[2]
Square footage retrofitted	621,046,000
•	Hired 13 new sales associates and expanded training content, tools, and methodologies to allow for more efficient organizational growth. Sales organization numbered 64 employees on June 30, 2008.

•	Added 87 new contractor partners, bringing the total network of contractor partners who have conducted business on a recurring basis with Orion to over 280.

•	Furthered vertical integration by completing installation of cord set manufacturing capability, which is expected to result in cost savings, reduced inventory, shorter lead times and enhanced customer responsiveness.

•	Received $854,500 in Community Development Zone tax credits as part of Wisconsin’s “Grow Wisconsin” initiative.

[1]	Orion’s total installed base of 3,762 facilities reflects a downward adjustment of 169 facilities due to removal of duplicate records from historical data.

[2]	The calculation of indirect carbon dioxide emission reductions reflects the most recent Environmental Protection Agency eGrid data. Using the prior eGrid data, cumulative indirect carbon emission reductions from customers# energy savings from December 1, 2001 through June 30, 2008 would have equaled 5,084,957 tons.

Share Repurchase
On July 17, 2008, Orion’s Board of Directors approved a share repurchase program, authorizing the Company to repurchase in the aggregate up to $20 million of its outstanding common stock.
Conference Call
Orion will host a conference call on Tuesday, August 5, at 5:30 p.m. Eastern (4:30 p.m. Central/2:30 p.m. Pacific) to discuss details regarding its first quarter performance. Domestic callers may access the earnings conference call by dialing 877-419-6592 (International callers, dial 719-325-4864). Investors and other interested parties may also go to the Investor Relations section of Orion’s website at http://investor.oriones.com/events.cfm for a live webcast of the conference call. To ensure a timely connection, it is recommended that users register at least 15 minutes prior to the scheduled webcast.
Orion Energy Systems, Inc. (Nasdaq: OESX) is a leading power technology enterprise that designs, manufactures and implements energy management systems, consisting primarily of high-performance, energy efficient lighting systems and controls and related services, for commercial and industrial customers without compromising their quantity or quality of light.
Safe Harbor Statement
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) Orion’s ability to compete in a highly competitive market and its ability to respond successfully to market competition; (ii) the market acceptance of Orion’s products and services; (iii) price fluctuations, shortages or interruptions of component supplies and raw materials used to manufacture Orion’s products; (iv) loss of one or more key customers or suppliers; (v) a reduction in the price of electricity; (vi) the cost to comply with, and the effects of, any current and future government regulations, laws and policies; (vii) increased competition from government subsidiaries and utility incentive programs; (viii) dependence on customers’ capital budgets for sales of products and services; (ix) Orion’s ability to effectively manage its anticipated growth; and (x) potential warranty claims. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and Orion undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.oriones.com in the Investor Relations section of our website.
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ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
SELECTED FINANCIAL INFORMATION
(in thousands, except share and per share amounts)
Condensed Consolidated Statements of Operations
for the Three Months ended June 30, 2007 and 2008
(unaudited)

	Three months ended
	June 30,
	2007	2008
Revenue	$16,721	$16,106
Cost of revenue	11,118	10,909

Gross profit	5,603	5,197
Operating expenses:
General and administrative	1,571	2,615
Sales and marketing	2,111	2,652
Research and development	437	418

Total operating expenses	4,119	5,685

Income (loss) from operations	1,484	(488)
Other income (expense):
Interest expense	(295)	(67)
Dividend and interest income	40	617

Total other income (expense)	(255)	550

Income before income tax	1,229	62
Income tax expense	481	28

Net income	748	34
Accretion of redeemable preferred stock and preferred stock dividends	(75)	—
Participation rights of preferred stock in undistributed earnings	(219)	—

Net income attributable to common shareholders	$454	$34

Basic net income per share attributable to common shareholders	$0.05	$0.00
Weighted-average common shares outstanding	9,950,486	27,038,353
Diluted net income per share attributable to common shareholders	$0.04	$0.00
Weighted-average common shares and share equivalents outstanding	18,087,951	30,015,198

Supplemental information:
FAS 123R compensation expense
Cost of revenue	$21	$65
General and administrative	65	254
Sales and marketing	53	126
Research and development	8	13

Total	$147	$458

Condensed Consolidated Balance Sheets
As of March 31, 2008 and June 30, 2008 (unaudited)

	March 31, 2008	June 30, 2008
Cash and cash equivalents	$78,312	$54,215
Short term investments	2,404	24,971
Inventories	16,789	19,951
Current assets	116,896	114,413
Property and equipment, net	11,539	14,218
Total assets	130,702	131,356
Current liabilities	12,606	11,645
Long term debt	4,473	4,263
Total shareholders’ equity	113,190	115,029
Condensed Consolidated Statements of Cash Flows
For the Three Months ended June 30, 2007 and 2008
(unaudited)

	Three months ended June 30
	2007	2008
Cash provided by operating activities	$1,822	$949
Cash used in investing activities	(706)	(26,235)
Cash provided by (used in) financing activities	(705)	1,189

Net increase (decrease) in cash and cash equivalents	$411	$(24,097)